Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
SoftNet Systems, Inc.


     We consent to the inclusion by reference in this registration statement on Form S-8 of our report dated December 24, 1997, on our audits of the financial statements and financial statement schedules of SoftNet Systems, Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts."




Chicago, Illinois
February 2, 1998



                                   Coopers & Lybrand L.L.P.